UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC  20549

                                   FORM 8-K/A

                          AMENDMENT TO CURRENT REPORT
                    Filed Pursuant to Section 13 or 15(D) of
                      THE SECURITIES EXCHANGE ACT OF 1934


                         CRESTAR FINANCIAL CORPORATION

               (Exact name of registrant as specified in charter)


                                AMENDMENT NO. 1
                         to Current Report on Form 8-K

      Date of Report (Date of earliest event reported):  December 31, 1995


        The   undersigned   registrant   hereby   amends  the
        following items, financial statements, exhibits or other portions of its Current Report on Form 8-K as set forth in the pages attached hereto:


             Item 7(a):  Financial Statements of Business Acquired
             Item 7(b):  Pro Forma Financial Information

Item 2.  Acquisition or Disposition of Assets

         On December 31, 1995, Crestar Financial Corporation (Crestar) acquired Loyola Capital Corporation (Loyola) in a transaction accounted for as a pooling-of-interests business combination. Crestar issued 5,213,309 common shares for all of the outstanding common shares of Loyola. The exchange ratio was 0.64 Crestar common shares for each Loyola common share outstanding on December 31, 1995. Loyola was the holding company for Loyola F.S.B., a federally chartered stock savings and loan association with 35 branches, primarily in central Maryland and Maryland's eastern shore, including 15 branches in the Baltimore metropolitan area. The assets of Loyola will continue to be used in providing financial services to customers in Maryland.



Item 7.  Financial Statements and Exhibits

(a)  Financial Statements of Business Acquired

         The financial statements of Loyola were previously filed by Crestar in a Form 8-K on November 17, 1995, and are hereby incorporated by reference. The financial statements incorporated by reference include (i) consolidated statements of financial condition of Loyola Capital Corporation and Subsidiaries as of December 31, 1994 and 1993, and the related consolidated statements of income, stockholders' equity and cash flows for each of the years in the three year period ended December 31, 1994, and the report of KPMG Peat Marwick LLP, independent auditors, dated February 3, 1995 thereon, and (ii) consolidated financial statements (unaudited) of Loyola Capital Corporation and Subsidiaries at September 30, 1995 and the three months and nine months then ended, including consolidated statements of income for the nine months ended September 30, 1995 and 1994.

(b)  Pro Forma Financial Information

         Pro forma condensed financial information regarding the merger of Crestar and Loyola is included in Exhibit 99.1 of this filing.

(c)  Exhibits

Exhibit 99.1: Pro forma condensed financial information related to the merger of
              Crestar Financial Corporation and Loyola Capital Corporation.
Exhibit 99.2: Consent of KPMG Peat Marwick LLP


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this amendment to be signed on its behalf by the undersigned hereunto duly authorized.


                                            CRESTAR FINANCIAL CORPORATION



Date:  March 14, 1996                  By:     /s/ LINDA F. RIGSBY

                                               Linda F. Rigsby
                                               Senior Vice President, Deputy
                                               General Counsel and Assistant
                                               Secretary